                                                                    Exhibit 23.6


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Amendment No. 1 to the registration statement of PSINet Inc. on Form S-4 of our report dated August 25, 1998 (September 7, 1998 as to Note 4), on our audit of the financial statements of RIMNET CORPORATION as of August 31, 1997 and for the year then ended, which report is included in the Current Report on Form 8-K of PSINet Inc.



                                             /s/ Chuo Audit Corporation

Tokyo, Japan
February 9, 1999